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Exhibit (a)(1)(C)

        Notice of Guaranteed Delivery
for
Offer to Purchase for Cash
All Outstanding Shares of Common Stock
of
Martek Biosciences Corporation
at
$31.50 Net Per Share
by
Greenback Acquisition Corporation
an indirect wholly-owned subsidiary of
Koninklijke DSM N.V.

Do not use for signature guarantees

        This form of notice of guaranteed delivery, or a form substantially equivalent to this form, must be used to accept the offer of Greenback Acquisition Corporation, a Delaware corporation ("Purchaser") and an indirect wholly-owned subsidiary of Koninklijke DSM N.V., a corporation organized in the Netherlands ("DSM"), to purchase all outstanding shares of common stock, par value $0.10 (the "Shares"), of Martek Biosciences Corporation, a Delaware corporation ("Martek"), at a price of $31.50 per Share, net to the seller in cash, without interest thereon and less any required withholding taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated January 13, 2011 (the "Offer to Purchase") and in the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") enclosed herewith, if certificates for Shares and all other required documents cannot be delivered to Citibank, N.A. (the "Depositary") prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase), if the procedure for delivery by book-entry transfer cannot be completed prior to the Expiration Date, or if time will not permit all required documents to reach the Depositary prior to the Expiration Date.

        Such form may be delivered by hand or transmitted via facsimile or mailed to the Depositary and must include a guarantee by an Eligible Institution (as defined below). See Section 3 of the Offer to Purchase.

The Depositary for the Offer is:

Citibank, N.A.

By Mail:	By Facsimile:	By Hand or Overnight Mail:
Citibank, N.A. P.O. Box 859208 Braintree, MA 02185-9208	For Eligible Institutions only: (781) 930-4942 For telephone confirmation only: (781) 930-4900	Citibank, N.A. 161 Bay State Drive Braintree, MA 02184

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

        This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

        The guarantee on page 4 must be completed.

Ladies and Gentlemen:

        The undersigned hereby tenders to Greenback Acquisition Corporation, a Delaware corporation and an indirect wholly-owned subsidiary of Koninklijke DSM N.V., a corporation organized in the Netherlands, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated January 13, 2011 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer"), receipt of which is hereby acknowledged, the number of shares of common stock, par value $0.10 (the "Shares"), of Martek Biosciences Corporation, a Delaware corporation, indicated below pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

Number of Shares Tendered:	Name(s) of Record Owner(s):

Share Certificate Numbers (if available):

(Please Type or Print)

If Shares will be delivered by book-entry transfer:	Address(es):

Name of Tendering Institution:
(Including Zip Code)

DTC Participant Number:	Area Code and Telephone Number:

Transaction Code Number:

Date: , 2011	Signature(s):

GUARANTEE
(Not to be used for signature guarantee)

        The undersigned, a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association Incorporated, including the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program and the Stock Exchanges Medallion Program (each, an "Eligible Institution"), hereby guarantees that either the certificates representing the Shares tendered hereby, in proper form for transfer, or timely confirmation of a book-entry transfer of such Shares into the Depositary's account at The Depository Trust Company (pursuant to the procedures set forth in Section 3 of the Offer to Purchase), together with a properly completed and duly executed Letter of Transmittal (or manually executed facsimile thereof) with any required signature guarantees (or, in the case of a book-entry transfer, an Agent's Message (as defined in the Offer to Purchase)) and any other documents required by the Letter of Transmittal, will be received by the Depositary at one of its addresses set forth above within three (3) NASDAQ Global Select Market trading days after the date of execution hereof.

        The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal, Share Certificates and/or any other required documents to the Depositary within the time period shown above. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm:

Address:
(Including Zip Code)

Area Code and
Telephone Number:

Authorized Signature:

Name:
(Please Type or Print)

Title:

Dated: , 2011

        NOTE: DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE OF GUARANTEED DELIVERY. SHARE CERTIFICATES ARE TO BE DELIVERED WITH THE LETTER OF TRANSMITTAL.

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  Exhibit (a)(1)(C)